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                                                               EXHIBIT 4.8


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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                               Ohio Edison Company

                          Dated as of ___________, 1996






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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

          This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of ___________, 1996, is executed and delivered by Ohio Edison Company, an Ohio corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Ohio Edison Financing Trust II, a Delaware statutory business trust (the "Issuer").

                                   WITNESSETH:

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ___________, 1996, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof _____________ preferred securities, having an aggregate liquidation amount of $_____________, designated the ____% Trust Originated Preferred Securities (the "Preferred Securities");

          WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

          WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") with substantially identical terms as this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Indenture Event of Default (as defined herein), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders to receive Guarantee Payments under this Preferred Securities Guarantee.

          NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.
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                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1    Definitions and Interpretation

          In this Preferred Securities Guarantee, unless the context otherwise requires:

          (a) Capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

          (c) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

          (d) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

          (f)    a reference to the singular includes the plural and vice versa.

          "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

          "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York, New York are authorized or required by any applicable law to close.

          "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

          "Covered Person" means any Holder or beneficial owner of Preferred Securities.


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          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities to the extent the Issuer has funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Subordinated Notes to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Indenture Event of Default has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders to receive Guarantee Payments.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

          "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Preferred Guarantee Trustee.

          "Indenture" means the Indenture dated as of ___________, 1996, among the Guarantor and The Bank of New York, as trustee, and the First Supplemental Indenture thereto pursuant to which certain subordinated debt securities of the Guarantor are to be issued to the Property Trustee (as defined in the Declaration).

          "Indenture Event of Default" has the same meaning as that given to the term "Event of Default" in the Indenture.


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          "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities outstanding as of the date of determination.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers (as defined in the Declaration) of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Preferred Guarantee Trustee" means The Bank of New York, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

          "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the corporate trust department of the Preferred Guarantee Trustee customarily per-

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forming functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Subordinated Notes" means the series of subordinated debt securities of the Guarantor, designated the ____% Junior Subordinated Debentures Due 2016, held by the Property Trustee.

          "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II
                              TRUST INDENTURE ACT




SECTION 2.1      Trust Indenture Act; Application

          (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

          (b) if and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2      Lists of Holders of Securities

         (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") (i) as of February 15 and August 15 of each year, within one Business Day thereafter, and
(ii) at any other time within 30 days of receipt by the Guarantor of a written request from the Preferred Guarantee Trustee for a List of Holders, which shall be as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

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         b)      The Preferred Guarantee Trustee shall comply with its
obligations under Section 311(a) of the Trust Indenture Act (subject to the provisions of Section 311(b) of the Trust Indenture Act) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3      Reports by the Preferred Guarantee Trustee

                 Within 60 days after July 31 of each year, commencing with July 31, 1996, the Preferred Guarantee Trustee shall provide to the Holders such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of
Section 313(b), 313(c) and 313(d) of the Trust Indenture Act.

SECTION 2.4      Periodic Reports to Preferred Guarantee Trustee

                 The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5      Evidence of Compliance with Conditions Precedent

                 The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6       Events of Default; Waiver

                  The Holders of a Majority in liquidation amount of the Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its cosequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7       Events of Default; Notice

          (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Preferred Guarantee Trustee,


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unless such defaults have been cured before the giving of such notice; provided, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

           (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Event of Default.

SECTION 2.8       Conflicting Interests

                  The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                           PREFERRED GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the Preferred Guarantee Trustee

          (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting (and cessation as to the Preferred Guarantee Trustee) of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

          (b) If an Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders.

          (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to


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perform only such duties as are specifically set forth in this Preferred
Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Preferred
                  Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                  (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;


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            (iii)   the Preferred Guarantee Trustee shall not be liable with
         respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

            (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.2         Certain Rights of Preferred Guarantee Trustee

            (a)     Subject to the provisions of Section 3.1:

            (i) The Preferred Guarantee Trustee may rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by a Direction (as defined in the Declaration) or an Officers' Certificate.

            (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

            (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any


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         instrument (or any rerecording, refiling or reregistration thereof).

             (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

             (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

             (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

             (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

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         (ix)   Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

         (x) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

SECTION 3.3         Not Responsible for Recitals or Issuance of Guarantee

         The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV
                          PREFERRED GUARANTEE TRUSTEE

SECTION 4.1       Preferred Guarantee Trustee; Eligibility

         (a) There shall at all times be a Preferred Guarantee Trustee which shall:


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                  (i)     not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

           (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2       Compensation and Reimbursement

          The Guarantor agrees:

         (a) to pay the Preferred Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Preferred Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Preferred Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Preferred Guarantee Trustee in accordance with the provisions of the Preferred Securities Guarantee (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and


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         (c)     to indemnify each of the Preferred Guarantee Trustee and any predecessor Preferred Guarantee Trustee for, and to hold it harmless from and against any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Preferred Guarantee Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the administration of this Preferred Securities Guarantee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any its powers or duties hereunder.

         As security for the performance of the obligations of the Guarantor under this Section, the Preferred Guarantee Trustee shall have a lien prior to the Securities upon all the property and funds held or collected by the Preferred Guarantee Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Guarantee Agreement.

         The provisions of this Section shall survive the termination of this Preferred Securities Guarantee.

SECTION 4.3     Appointment, Removal and Resignation of Preferred Guarantee
                Trustees

          (a) Subject to Section 4.3(b), unless an Event of Default shall have occurred and be continuing the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.3(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

          (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

          (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this


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Section 4.3 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

          (e) The Guarantor shall give notice of each resignation and each removal of the Preferred Guarantee Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 8.03 hereof. Each notice shall include the name of the successor Preferred Guarantee Trustee and the address of its Corporate Trust Office.

                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1      Guarantee

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2      Waiver of Notice and Demand

          The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3      Obligations Not Affected

          The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions or other sum payable that results from the extension of any interest payment period on the Subordinated Notes permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4       Rights of Holders

          (a) The Guarantor expressly acknowledges that: (i) this Preferred Securities Guarantee will be deposited with the Preferred Guarantee Trustee to be held for the benefit of the Holders; (ii) the Preferred Guarantee Trustee has the right to enforce the Preferred Securities Guarantee on behalf of the Holders; and (ii) the Holders of a Majority in liquidation amount of the Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities
Guarantee.

          (b) If the Preferred Guarantee Trustee fails to enforce this Preferred Securities Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other Person.

          (c) Notwithstanding subsection 5.4(b), any Holder may directly institute proceedings against the Guarantor to obtain Guarantee Payments in respect of the Preferred Securities owned by such Holder, without first waiting to determine if the Preferred Guarantee Trustee has enforced this Preferred Securities Guarantee or first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other Person.

SECTION 5.5        Guarantee of Payment

          This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6        Subrogation

          The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7        Independent Obligations

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1      Limitation of Transactions

          (a) So long as any Preferred Securities remain outstanding, if there shall have occurred an Event of Default or Indenture Event of Default, then (i) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (ii) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Subordinated Notes and (iii) the Guarantor shall not make any guarantee payments with respect to any of the foregoing.

          (b) Notwithstanding subsection 6.1(a)(i) or any other language to the contrary contained in this Preferred Securities Guarantee, nothing shall prevent the Guarantor from paying stock dividends where the dividend stock is the same as that on which the dividend is paid.

SECTION 6.2      Ranking

          This Preferred Securities Guarantee constitutes an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) pari passu with the most senior preferred or preference stock issued by the Guarantor from time to time and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any subsidiary or Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock. Nothing in this
Section 6.01 shall apply to claims of, or payments to, the Preferred Guarantee Trustee under or pursuant to Section 4.2 hereof.

                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1      Termination

          This Preferred Securities Guarantee shall terminate upon the earliest to occur of (i) the full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Subordinated Notes to all of the Holders or
(iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII
                                INDEMNIFICATION

SECTION 8.1       Exculpation

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omission.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions, the Redemption Price or the Liquidation Distribution to Holders might properly be paid.

         (c) The provisions of this Section 8.1 shall survive the termination of this Preferred Securities Guarantee.

SECTION 8.2       Indemnification

          (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person in accordance with this Preferred Securities Guarantee, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified

Person by reason of negligence or willful misconduct with respect to such acts or omissions.

          (b) To the fullest extent permitted by applicable law, expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding (whether such claim, demand, action, suit or proceeding arises between the parties hereto or results from suits involving third parties) shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

          (c) The provisions of this Section 8.2 shall survive the termination of this Preferred Securities Guarantee.

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1       Successors and Assigns

          All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 9.2       Amendments

          Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3       Notices

          All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below

(or such other address as the Preferred Guarantee Trustee may give notice of to the Holders):

                 The Bank of New York
                 101 Barclay Street, Floor 21 West
                 New York, New York 10256
                 Attention:  Corporate Trust Trustee Administration

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

                  Ohio Edison Company
                  76 South Main Street
                  Akron, Ohio 44308
                  Attention:  Treasurer

         (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4       Benefit

          This Preferred Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5       Governing Law

           THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 9.6       No Recourse Against Certain Persons.

          No past, present or future director, officer, employee or stockholder, as such, of the Guarantor or any successor thereof shall have any liability for any obligations of the Guarantor under this Preferred Securities Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation and all such liability is hereby waived and released. Such waiver and release are part of the consideration for the issue of this Preferred Securities Guarantee and the Preferred Securities.

          THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                                 OHIO EDISON COMPANY, as
                                                    Guarantor

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                                 THE BANK OF NEW YORK, as
                                                    Preferred Guarantee Trustee

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1     Definitions and Interpretation..............................   2

                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1     Trust Indenture Act; Application............................   5
SECTION 2.2     Lists of Holders of Securities..............................   5
SECTION 2.3     Reports by the Preferred Guarantee
                Trustee.....................................................   6
SECTION 2.4     Periodic Reports to Preferred Guarantee
                Trustee.....................................................   6
SECTION 2.5     Evidence of Compliance with Conditions
                Precedent...................................................   6
SECTION 2.6     Events of Default; Waiver...................................   6
SECTION 2.7     Events of Default; Notice...................................   6
SECTION 2.8     Conflicting Interests.......................................   7

                                  ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                          PREFERRED GUARANTEE TRUSTEE

SECTION 3.1     Powers and Duties of the Preferred
                Guarantee Trustee...........................................   7
SECTION 3.2     Certain Rights of Preferred Guarantee
                Trustee.....................................................   9
SECTION 3.3     Not Responsible for Recitals or Issuance
                of Guarantee................................................  11

                                   ARTICLE IV
                          PREFERRED GUARANTEE TRUSTEE

SECTION 4.1     Preferred Guarantee Trustee;
                Eligibility.................................................  11
SECTION 4.2     Compensation and Reimbursement..............................  12
SECTION 4.3     Appointment, Removal and
                Resignation of Preferred Guarantee
                Trustees....................................................  13

                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1     Guarantee...................................................  14
SECTION 5.2     Waiver of Notice and Demand.................................  14
SECTION 5.3     Obligations Not Affected....................................  14
SECTION 5.4     Rights of Holders...........................................  15
SECTION 5.5     Guarantee of Payment........................................  16
SECTION 5.6     Subrogation.................................................  16
SECTION 5.7     Independent Obligations.....................................  16

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1     Limitation of Transactions..................................  17
SECTION 6.2     Ranking.....................................................  17

                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1     Termination.................................................  17

                                  ARTICLE VIII
                                INDEMNIFICATION

SECTION 8.1     Exculpation.................................................  18
SECTION 8.2     Indemnification.............................................  18

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1     Successors and Assigns......................................  19
SECTION 9.2     Amendments..................................................  19
SECTION 9.3     Notices.....................................................  19
SECTION 9.4     Benefit.....................................................  20
SECTION 9.5     Governing Law...............................................  21
SECTION 9.6     No Recourse Against Certain Persons.........................  21